EXHIBIT 21





                               RESEARCH MEDICAL, INC.

                           SUBSIDIARIES OF THE REGISTRANT



  NAME                             STATE OF INCORPORATION

  TERA PHARMACEUTICAL, INC.             CALIFORNIA
  BENCHMARK, INC.                       UTAH
  RESEARCH INDUSTRIES CORPORATION       UTAH